AS  FILED  WITH  THE  SECURITIES  AND  EXCHANGE  COMMISSION  ON OCTOBER 15, 2004
                                                REGISTRATION NO. _______________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


    Songzai International Holding Group, Inc. f/k/a Hertitage Companies, Inc.
    -------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

             Nevada                                         13-3422912
             ------                                         ----------
(State  or  other  jurisdiction  of                       (IRS  Employer
incorporation  or  organization)                        Identification  No.)

                                5628 Halifax Road
                                -----------------
                                Arcadia, CA 91007
     (Address  of  Principal  Executive  Offices,  including  ZIP  Code)

               Amended 2004 Non-Qualified Stock Compensation Plan
               --------------------------------------------------
                            (Full title of the plan)

                         Acorn Corporate Services, Inc.
                         ------------------------------
                          3225 S. McLeod Dr., Ste 110.
                              Las Vegas, NV 89121
                    (Name and address of agent for service)

                                 (954) 975-5643
                                 --------------
          (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE


TITLE OF                           PROPOSED       PROPOSED
SECURITIES         AMOUNT OF       MAXIMUM        MAXIMUM       AMOUNT OF
TO BE                SHARES        OFFERING       AGGREGATE     REGISTRATION
REGISTERED      TO BE REGISTERED   PRICE PER      OFFERING      FEE
                                   SHARE          PRICE(1)
----------      ----------------   ---------      ---------     ------------

$.001 par value      500,000       $  .67 (1)     $ 335,000        $42.44
common stock
----------      ----------------   ---------      ---------     ------------

TOTALS               500,000                      $ 335,000        $42.44

(1) This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(c) under the Securities Act of 1933, as amended, and is calculated on the basis of the average of the high and low prices reported on the OTC Bulletin Board as of October 12, 2004.

                           INCORPORATION BY REFERENCE
                                       OF
                         EARLIER REGISTRATION STATEMENT


Songzai International Holding Group, Inc. (the "Registrant") previously registered 2,200,000 shares of Common Stock, par value $.001 per share, for issuance under its 2004 Non-Qualified Stock Compensation Plan (the "Plan"). The registration of such shares was effected on a Form S-8 Registration Statement filed with the Securities and Exchange Commission on December 17, 2004, bearing the file number 333-11262 (the "Initial Registration Statement"). The Registrant has amended the Plan to provide for the issuance thereunder of an additional 500,000 shares of Common Stock (the "Amended Plan"). This Registration Statement is being filed to register the additional 500,000 shares of Common Stock of the same class as those for which the Initial Registration Statement is effective. Accordingly, pursuant to General Instruction E of Form S-8, the contents of the Initial Registration Statement are hereby incorporated herein by reference.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item  8.      Exhibits

5.1           Opinion and Consent of the Law Offices of Harold H. Martin, P.A.
10.1          Amended  2004  Non-Qualified  Stock  Compensation  Plan
23.1          Consent  of  Perrella  &  Associates,  P.A.
99.1          Nevada  Revised  Statutes  78.7502

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Fort Lauderdale, State of Florida, on October 15, 2004.


Sonzai  International  Holding  Group,  Inc.
(Registrant)


/s/  Li,  Hong  Jun
-------------------
Li,  Hong  Jun
President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.



SIGNATURES                          TITLE                      DATE

/s/  Li,  Hong  Jun
-------------------
Li,  Hong  Jun             President  and  Director      October  15,  2004



/s/  Xing,  Dian  Sheng
-----------------------
Xing,  Dian  Sheng         Chief  Executive  Officer     October  15,  2004



/s/  Li,  Hong  Wen
-------------------
Li,  Hong  Wen             Chairman                      October  15,  2004